SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2001

FINANTRA CAPITAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction or incorporation)	000-22681 (Commission File Number)	13-3571419 (IRS Employer Identification No.)

150 SOUTH PINE ISLAND ROAD, SUITE 500, PLANTATION, FLORIDA 33324

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 577-9225

(Former name or former address, if changed since last report)

ITEM  5.     Other Events.

      Effective January 26, 2001, Mr. Maynard J. Hellman, a Director and General Counsel of Finantra Capital, Inc., a Delaware corporation (the “Company”), assumed the office of Chief Operating Officer of the Company. Mr. Hellman will continue to serve as the Company’s General Counsel and a Director. It is intended that Mr. Hellman serve as the Company’s Chief Operating Officer until a new Chief Operating Officer with experience in the consumer finance industry is retained.

      Concurrently with Mr. Hellman’s appointment as Chief Operating Officer, Mr. Hellman resigned as Chairman of the Company’s Audit Committee. Mr. Steven Beitler, a Director of the Company, has assumed the position of Chairman of the Company’s Audit Committee.

      Also effective January 26, 2001, Mr. Charles Litt resigned as President of the Company. Mr. Litt will continue as a Director of the Company and consult the Company with respect to business development opportunities and operations. Mr. Robert D. Press, Chairman of the Board and Chief Executive Officer of the Company, has assumed the office of the Company’s President.

      In addition, Mr. Brian Lazarus, a certified public accountant, has been appointed Vice President of Finance and Treasurer of the Company. Mr. Lazarus, age 28, had been employed by KPMG, LLP since 1994, serving as a senior audit manager since 1997. Mr. Lazarus has extensive experience interacting with financial institutions and mortgage bankers.

Item  7.

(c)  Exhibits.

No.	Description

99.1	Press Release of the Company dated January 26, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANTRA CAPITAL, INC.

By:	/s/ Robert D. Press

Robert D. Press, Chairman

Dated: January 26, 2001

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